Exhibit 10.1

MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING

(SECURING PRESENT AND FUTURE ADVANCES)

(Orlando, Orange County, Florida)

INTRODUCTION

This instrument ("Mortgage"), dated as of the 30th day of June, 2020, is a mortgage, security agreement and fixture filing from RIVERBEND ORLANDO HOLDINGS III, LLC, a Florida limited liability company with an address of 204 West Newberry Road, Bloomfield, CT 06002 (herein called the "Mortgagor", "Debtor" and "Obligor") to WEBSTER BANK, NATIONAL ASSOCIATION, a national banking association, having an office at 185 Asylum Street, CityPlace II, Hartford, Connecticut 06103 (together with its successors and assigns, herein referred to as "Mortgagee", "Agent" and "Secured Party").

INITIALLY CAPITALIZED TERMS USED HEREIN AND NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANINGS RESPECTIVELY ASCRIBED TO THEM AS SET FORTH IN THE LOAN DOCUMENTS (AS DEFINED BELOW).

THIS MORTGAGE COVERS GOODS THAT ARE OR ARE TO BECOME FIXTURES ON ALL OR ANY PORTION OF THAT CERTAIN PARCEL OF REAL PROPERTY LOCATED IN THE CITY OF ORLANDO, IN THE COUNTY OF ORANGE, IN THE STATE OF FLORIDA, AND WHICH IS MORE PARTICULARLY DESCRIBED ON EXHIBIT A ATTACHED HERETO. THE MORTGAGOR IS THE RECORD OWNER OF SUCH REAL PROPERTY. THIS MORTGAGE SECURES A LOAN AND THE OTHER HEREINAFTER DEFINED DEBT.

FLORIDA DOCUMENTARY STAMP TAXES IN THE AMOUNT OF $17,850.00 AND INTANGIBLE TAXES IN THE AMOUNT OF $10,200.00 ARE BEING PAID UPON RECORDATION OF THIS INSTRUMENT. SUCH AMOUNTS ARE BASED UPON THE AMOUNT OF $5,100,000 BEING THE AMOUNT OF THE INDEBTEDNESS ADVANCED AS OF THE DATE HEREOF AND SECURED HEREBY.

W I T N E S S E T H:

ARTICLE 1.

IDENTIFICATION OF THE MORTGAGED PROPERTY

Section 1.1Mortgage To Secure the Debt. To secure payment of principal, lawful interest and other elements of the Debt described and defined in Article 2 below, and in consideration of $10 and other valuable consideration paid to Mortgagor, who hereby acknowledges its receipt and that it is reasonably equivalent value for this Mortgage and all other security and rights given by Mortgagor, AND INTENDING TO BE LEGALLY BOUND, Mortgagor hereby grants, bargains, sells, conveys, transfers, assigns, mortgages, sets over, confirms, releases and delivers unto Mortgagee and to its successors and assigns, forever, all of the following property, whether now owned or hereafter acquired by Mortgagor (singly and collectively, the "Mortgaged Property"):

1.1.aReal Property. All of Mortgagor's right, title and interest in and to all of the real estate and premises located in the City of Orlando, County of Orange, State of Florida and which is more particularly described on Exhibit A attached hereto and made a part hereof, together with (i) all of Mortgagor's estate, right, title and interest in and to all easements and rights-of-way for utilities, ingress or egress to or from said property and (ii) all interests of Mortgagor in and to all streets, rights-of-way, alleys or strips of land adjoining said property (singly and collectively, the "Real Property" or “Property”).

1.1.bBuildings and Improvements. All right, title and interest of Mortgagor in and to all existing and all future buildings on the Real Property and all other improvements to or on it, all of which Mortgagor and Mortgagee hereby irrevocably declare to be real estate and part of the Real Property, including all water, sewage and drainage facilities, wells, treatment plants, supply, collection and distribution systems, paving, landscaping and other improvements (singly and collectively, the "Improvements").

1.1.cFixtures, Equipment and Supplies. All right, title and interest of Mortgagor in and to all fixtures, goods, equipment, supplies and other personal property now or hereafter attached to, or located on the Real Property or the Improvements, or now or hereafter used, or intended or acquired for use for, or in connection with, the construction, maintenance, operation or repair of the Real Property or Improvements, or for the present or future replacement or replenishment of used portions of it, and all related parts, filters and supplies, including, but not limited to, all heating, lighting, cooling, ventilating, air conditioning, environment control, refrigeration, plumbing, incinerating, water-heating, cooking, pollution control, gas, electric, solar, nuclear, computing, monitoring, measuring, controlling, distributing and other equipment and fixtures; and all renewals and replacements of any of the foregoing, all substitutions therefor and all additions and accessions thereto now or hereafter owned by Mortgagor (singly and collectively, the "Fixtures and Equipment"), all of which Mortgagor and

Mortgagee hereby also irrevocably declare to be real estate and part of the Real Property.

1.1.dLeases. All right, title and interest of Mortgagor in and to all oral or written agreements between Mortgagor or Mortgagor's predecessor(s) in interest and another person or entity to use or occupy all or any portion of the Real Property or the Improvements, together with any guaranties and security (including without limitation any deposits and any letters of credit, the proceeds of any letters of credit and any letter of credit rights and supporting obligations) for the obligations of any tenant, lessee, lease guarantor, sublessee or other person or entity having the right to occupy, use or manage any part of the Real Property or the Improvements under any such written agreements (which agreements are herein referred to as a "Lease" or the "Leases") and all of Mortgagor's right, title and interest in and to all rents, revenues, income and profits payable under each Lease now or at any time hereafter existing and all other Rents (as hereinafter defined) (including, without limitation, any amounts that are payable to the landlord as a result of the early termination or surrender of any Lease).

1.1.eUtilities. All right, title and interest of Mortgagor in and to all wastewater, fresh water and other utilities capacity and facilities (the "Utilities Capacity") available or allocable to the Real Property and Improvements or, to the extent the same are assignable by Mortgagor, dedicated to or reserved for them pursuant to any system, program, contract or other arrangement with any public or private utility, and, to the extent the same are assignable by Mortgagor, all related or incidental licenses, rights and interests, whether considered to be real, personal or mixed property, including the right and authority to transfer or relinquish any or all such rights and the right to any credit, refund, reimbursement or rebate for utilities facilities construction or installation or for any reservation fee, standby fee or capital recovery charge promised, provided or paid for by Mortgagor or any of Mortgagor's predecessors or Affiliates (defined below), to the full extent now allocated or allocable to the Real Property or Improvements, plus all additional Utilities Capacity, if any, not dedicated or reserved to the Real Property or Improvements but which is now or hereafter owned or controlled by Mortgagor or by anyone (an "Affiliate", whether a natural person or an entity) who directly or through one or more intermediaries controls, is controlled by or is under common control with Mortgagor, to the full extent that such additional Utilities Capacity is necessary to allow development, marketing and use of the Real Property or Improvements for their highest and best use.

1.1.fAfter-acquired Property. All estate, right, title and interest acquired by Mortgagor in or to the Real Property, Improvements, Fixtures and Equipment, Leases and Utilities Capacity after execution of this Mortgage.

1.1.gAppurtenances. All right, title and interest of Mortgagor in and to any and all rights and appurtenances (the "Appurtenances") belonging, incident or appertaining to the Real Property, Improvements, Fixtures and Equipment, Leases or Utilities Capacity or any part of them.

1.1.hOil and Gas. All right, title and interest of Mortgagor in and to all existing and future minerals, oil, gas and other hydrocarbon substances in, upon, under or through the Real Property.

1.1.iReversions and Remainders. All right, title and interest of Mortgagor in and to any and all rights and estates in reversion or remainder to the Real Property, Improvements, Fixtures and Equipment, Leases, Utilities Capacity or Appurtenances or any part of them.

1.1.jContractual Rights. To the extent the same are assignable by Mortgagor, all right, title and interest of Mortgagor in and to all contracts (including contracts for the management, sale or exchange of all or any portion of the Real Property or the Improvements), warranties, franchises, licenses, approvals and permits whether executed, granted or issued by a private person or entity or a governmental or quasi-governmental agency, which are directly or indirectly related to or connected with the Real Property or the Improvements, whether now or at any time hereafter existing, and all amendments and supplements thereto and renewals and extensions thereof at any time made, and all rebates, refunds, escrow accounts and funds, or deposits and all other sums due or to become due under and pursuant thereto and all powers, privileges, options and Mortgagor's other benefits thereunder.

1.1.kCollateral. To the extent not described above in this Section, and to the extent the same is assignable by Mortgagor, all right, title and interest of Mortgagor in and to the Collateral (as hereinafter defined).

1.1.lOther Estates and Interests. All other estates, easements, interests, licenses, approvals, permits, franchises, certificates, development rights, entitlements and other rights, titles, powers or privileges of every kind and character which Mortgagor now has, or at any time hereafter acquires, in and to or in connection with any of the foregoing, including the proceeds from condemnation, or threatened condemnation, and the proceeds of any and all insurance covering any part of the foregoing; and all related parts, accessions and accessories to any of the foregoing and all replacements or substitutions therefor, as well as all other Improvements, Fixtures and Equipment, Leases, Utilities Capacity and Appurtenances now or hereafter placed thereon or accruing thereto.

Section 1.2Habendum and Title Warranty. TO HAVE AND TO HOLD the Mortgaged Property, together with every right, privilege, hereditament and appurtenance belonging or appertaining to it, unto the Mortgagee, its successors and assigns forever. Mortgagor represents that Mortgagor is the lawful owner of the Mortgaged Property with good right and authority to mortgage and convey it, and that the Mortgaged Property is free and clear of all liens, claims and encumbrances except only those expressly referred to or described in the loan title policy delivered in connection with the loan evidenced by the Note (as hereinafter defined) (the “Loan”) and any other liens and security interests which are either granted or expressly permitted by this Mortgage or by any of the other Loan Documents (collectively, the

“Permitted Encumbrances”). Mortgagor hereby binds Mortgagor and Mortgagor's successors and assigns to forever WARRANT and DEFEND the Mortgaged Property and every part of it unto the Mortgagee, its successors and assigns, against the claims and demands of every person whomsoever lawfully claiming or to claim it or any part of it other than holders of Permitted Encumbrances.

Provided, however, that these presents are upon the condition that if Mortgagor shall pay or cause to be paid to the Agent, the principal and interest payable under the Note (as hereinafter defined) and all other Debt (as hereinafter defined) at the time and manner stipulated therein and herein, and shall keep, perform and observe all and singular the covenants and promises in the Note and the other Loan Documents (as hereinafter defined) and any renewal, extension or modification thereof, and in this Mortgage, expressed to be kept, performed and observed by and on the part of the Mortgagor, then this Mortgage and the Loan Documents, and all the interests and rights hereby or therein granted, bargained, sold, aliened, remised, released, conveyed and confirmed, shall cease and terminate and be void, and in such event Mortgagee shall execute, at Mortgagor's reasonable expense, such release of the lien or liens set forth herein and therein and deliver same to Mortgagor; but otherwise this Mortgage shall remain in full force and effect.

This instrument is intended to take effect as a mortgage pursuant to Chapter 697, Florida Statutes and a security agreement pursuant to Chapter 679, Florida Statutes.

ARTICLE 2.

THE DEBT SECURED

Section 2.1Mortgage to Secure Designated Obligations. This Mortgage secures all of the following present and future debt and obligations:

2.1.a Note. All indebtedness now or hereafter evidenced and to be evidenced by:

(i) the Promissory Note issued by Mortgagor to Mortgagee, of even date herewith (the "Note") in the original face amount of FIVE MILLION ONEE HUNDRED THOUSAND AND 00/100 DOLLARS ($5,100,000.00), bearing interest at the variable rate or rates therein stated, principal and interest payable to the order of Mortgagee, on the dates therein stated, with final payment due on the [July 1, 2030]; and

(ii) any and all past, concurrent or future modifications, extensions, renewals, rearrangements, replacements and increases of the Note.

2.1.bInterest Rate Protection Obligations. All obligations of Mortgagor to be paid, performed, satisfied and complied with under and with respect to that certain ISDA Master Agreement and Schedule, Confirmation and other documents of even date herewith and any other so-called interest rate "swap", "hedge" or "lock" agreement or any other interest rate protection agreement (however denominated) now or hereafter entered into by and between Mortgagor and/or Mortgagee or any Affiliate of Mortgagee, together with each amendment, extension, modification, replacement or recasting of any one or more of such agreements.

2.1.cOther Specified Obligations. All other obligations, if any, of Mortgagor described or referred to in any other place in this Mortgage.

2.1.dAdvances and Other Obligations Pursuant to this Mortgage's Provisions. Any and all sums and the interest which accrues on them as provided in this Mortgage which Mortgagee may advance or which Mortgagor may owe Mortgagee pursuant to this Mortgage on account of Mortgagor's failure to keep, observe or perform any of Mortgagor's covenants under this Mortgage.

2.1.eObligations under Loan Documents. All present and future debts and obligations of Mortgagor under or pursuant to (1) the Note, this Mortgage and any and all other papers and documents (collectively, the "Loan Documents") now or in the future governing, evidencing, guaranteeing or securing or otherwise executed and delivered in connection with all or any part of the debt evidenced by the Note, including, without limitation, that certain Environmental Indemnity Agreement from Mortgagor to Mortgagee of even date herewith, and (2) all supplements, amendments, restatements, renewals, extensions, rearrangements, increases, expansions or replacements of them.

2.1.fFuture Advances. This Mortgage is given to secure not only existing indebtedness, but also such future advances, whether such advances are obligatory or are to be made at the option of the Mortgagee, or otherwise, as are made within twenty (20) years from the date hereof, to the same extent as if such future advances were made on the date of the execution of this Mortgage. The total amount of indebtedness that may be so secured may decrease or increase from time to time, but the total unpaid principal balance so secured at one time shall not exceed $10,200,000.00, plus interest thereon, and any disbursements made for the payment of taxes, levies, insurance or other liens on the Mortgaged Property, plus interest on such disbursements. The provisions of this paragraph shall not be construed to imply any obligation on Mortgagee to make any future advances to Mortgagor, it being the intention of the parties that any future advances shall be solely at the discretion and option of the Mortgagee in accordance with the terms of the Loan Documents.

2.1.gRelated Indebtedness. All other loans or advances not otherwise specifically described in this Section now or hereafter made by Mortgagee for the purpose of paying costs of developing, constructing, improving or operating all or any part of the Mortgaged Property.

It is understood and agreed that this Mortgage shall secure payment of not only the Debt evidenced by the Note but also any and all substitutions, replacements, renewals and extensions of the Note and any and all Debt and obligations arising pursuant to the terms of any of the other Loan Documents, all of which Debt is equally secured with and has the same priority as any amounts advanced as of the date hereof. It is agreed that any future advances made by Mortgagee to or for the benefit of Mortgagor from time to time under this Mortgage or under the other Loan Documents and whether or not such advances are obligatory, or otherwise, and all interest accruing thereon, shall be equally secured by this Mortgage and shall have the same priority as all amounts, if any, advanced as of the date hereof and shall be subject to all of the terms and provisions of this Mortgage.

Section 2.2Debt Defined. The term "Debt" means and includes the Note and all other debt and obligations described or referred to in Section 2.1. The Debt includes interest and other obligations accruing or arising after commencement of any case under any bankruptcy or similar laws by or against Mortgagor or any other Person or entity now or hereafter primarily or secondarily obligated to pay all or any part of the Debt (Mortgagor and each such other Person or entity being herein called an "Obligor"). The Debt also includes all reasonable attorneys' fees and any other expenses reasonably incurred by Mortgagee in connection with the exercise or defense of any right or remedy of Mortgagee, or the enforcement of any obligation of Mortgagor, under this Mortgage or under any of the other Loan Documents (including, without limitation, the Environmental Indemnification Agreement). All liens, assignments and security interests granted, created, represented or continued by this Mortgage, both present and future, shall be first, prior and superior to any lien, assignment, security interest, charge, reservation of title or other interest heretofore, concurrently or subsequently suffered or granted by Mortgagor or Mortgagor's successors or assigns, except only statutory super priority liens for obligations such as nondelinquent taxes and those other liens (if any) expressly identified and stated in this Mortgage to be senior.

Section 2.3Security for Future Advances and Future Obligations. It is contemplated that in the future the Mortgagee may make one or more advances of loan proceeds to be evidenced by the Note. This Mortgage shall secure all such future advances and future obligations to the same extent as if such future advances of loan proceeds and future obligations were made on the date of execution of this Mortgage.

ARTICLE 3.

SECURITY AGREEMENT

Section 3.1Grant of Security Interest. Without limiting any of the provisions of this Mortgage, Mortgagor, as Debtor, and referred to in this Article as "Debtor" (whether one or more) hereby grants to Mortgagee, as Secured Party, and referred to in this Article as "Secured Party" (whether one or more), for its benefit, a security interest in all of Debtor's remedies, powers, privileges, rights, titles and interests (including all of Debtor's power, if any, to pass greater title than it has itself) of every kind and character now owned or hereafter acquired, created or arising in and to the following: (i) the Mortgaged Property (including both that now and that hereafter existing) to the full extent that the Mortgaged Property may be subject to the Uniform Commercial Code of the state or states where the Debtor is deemed located or the Mortgaged Property is situated (the "UCC"), (ii) all equipment, accounts, claims (including commercial tort claims), causes of action, general intangibles, payment intangibles, fixtures, goods, materials, supplies, furnishings, inventory, chattel paper (including electronic chattel paper), letters of credit, letter of credit rights, supporting obligations of every kind and description, instruments, notes, documents, bank deposits, deposit accounts, investment property and all other personal property used, intended or acquired for use on, or in connection with the ownership, leasing, use or operation of, the Mortgaged Property, or otherwise arising from or related in any way to the Mortgaged Property, or in which Debtor otherwise has rights, and all products and proceeds of any of the foregoing, including, without limitation, all security deposits under Leases now or at any time hereafter held by or for Debtor's benefit, all monetary deposits which Debtor has been required to give to any public or private utility with respect to utility services furnished to the Mortgaged Property, all funds, contract rights, accounts receivable, documents, trademarks, trade names (including all derivatives thereof), service marks and symbols now or hereafter used in connection therewith, all permits, licenses, franchises, certificates, development rights, entitlements and other rights, powers and privileges obtained in connection with the Mortgaged Property, and all guaranties and warranties obtained with respect to all improvements, equipment, furniture, furnishings, personal property and components of any thereof located on or installed at the Mortgaged Property and (iii) the following described property (to the extent that a security interest therein may be granted by Debtor):

3.1.aContracts. To the extent the same are assignable by Mortgagor, all contracts and agreements now or hereafter entered into by and between Debtor and any other party relating in any way to all or any part of the Mortgaged Property or the operation thereof and all revenue, income and other benefits therefrom, including, without limitation, all management agreements, franchise agreements, service contracts, maintenance contracts, equipment leases and personal property leases and all contracts or agreements now or hereafter entered into by and between Debtor and any other party relating to, as well as all right, title and interest of Debtor under any subcontracts providing for, the construction (original, restorative or otherwise) of any improvements to or on any of the Mortgaged Property or the furnishing of any materials, supplies, equipment or labor thereto.

3.1.bPlans. To the extent the same are assignable by Mortgagor, all of the plans, specifications and drawings (including plot plans, foundation plans, floor plans, elevations, framing plans, cross-sections of walls, mechanical plans, electrical plans and architectural and engineering plans and architectural and engineering studies and analyses) heretofore or hereafter prepared by any architect, engineer or other design professional, in respect of any of the Mortgaged Property.

3.1.cDesign, etc. Agreements. To the extent the same are assignable by Mortgagor, all agreements now or hereafter entered into with any person or entity in respect of architectural, engineering, design, management, development or consulting services rendered or to be rendered in respect of planning, design, inspection or supervision of the construction, management or development of any of the Mortgaged Property.

3.1.dBonds. Any completion bond, performance bond and labor and material payment bond and any other bond relating to the Mortgaged Property or to any contract providing for construction of improvements to any of the Mortgaged Property.

3.1.eBooks and Records. All books and records describing, used in connection with, or pertaining in any way to the Mortgaged Property or the other Collateral, or otherwise maintained by or on behalf of Debtor or any manager or operator engaged by Debtor in connection with the Mortgaged Property including, without limitation, all files, correspondence, computer programs, printouts, tapes, discs and other records.

Together with all substitutions for, and proceeds of, any of the foregoing received upon the rental, sale, exchange, transfer, collection or other disposition or substitution of it and together with all general intangibles now owned by Debtor or existing or hereafter acquired, created or arising (whether or not related to any of the foregoing property).

All the property described or referred to in this Section is collectively referred to as the "Collateral". The Collateral is included in and is part of the Mortgaged Property.

Section 3.2 Debtor's Covenants Concerning Collateral. Debtor covenants and agrees with Secured Party that in addition to and cumulative of any other remedies granted in this Mortgage to Secured Party, upon or at any time after the occurrence and during the continuance of any Event of Default (as defined in Article 6 hereof):

3.2.aSecured Party is authorized, in any legal manner and without breach of the peace, to take possession of the Collateral (Debtor hereby WAIVING all claims for damages arising from, or connected with, any such taking to the extent not prohibited by applicable law) and of all books, records and accounts relating thereto and to exercise without interference from Debtor any and all rights which Debtor has with respect to the management, possession, operation, protection or preservation of the Collateral, including the right to sell or rent the same for the account of Debtor and to deduct from such sale proceeds or such rents all reasonable costs, expenses and liabilities of every character incurred by Secured Party in collecting such sale proceeds or such rents and in managing, operating, maintaining, protecting or preserving the Collateral and to apply the remainder of such sales proceeds or such rents to the Debt in such manner as Secured Party may elect. Before any sale, Secured Party may, at its option, complete the processing of any of the Collateral and/or repair or recondition the same to such extent as Secured Party may reasonably deem advisable and any sums reasonably expended therefor by Secured Party shall be reimbursed by Debtor. Secured Party may take possession of Debtor's premises to complete such processing, repairing and/or reconditioning, using the facilities and other property of Debtor to do so, to store any Collateral and to conduct any sale as provided for herein, all without compensation to Debtor. All reasonable costs, expenses, and liabilities incurred by Secured Party in collecting such sales proceeds or such rents, or in managing, operating, maintaining, protecting or preserving such properties, or in processing, repairing and/or reconditioning the Collateral if not paid out of such sales proceeds or such rents as hereinabove provided, shall constitute a demand obligation owing by Debtor and shall bear interest from the date of expenditure until paid at the lesser of the Default Rate (as defined in the Note) or the maximum interest rate allowed under Florida law, all of which shall constitute a portion of the Debt. If necessary to obtain the possession provided for above, Secured Party may invoke any and all legal remedies to dispossess Debtor, including specifically one or more actions for forcible entry and detainer. In connection with any action taken by Secured Party pursuant to this Section, Secured Party shall not be liable for any loss sustained by Debtor resulting from any failure to sell or let the Collateral, or any part thereof, or from other act or omission of Secured Party with respect to the Collateral unless such loss is caused by the willful misconduct or bad faith of Secured Party, nor shall Secured Party be obligated to perform or discharge any obligation, duty, or liability under any sale or lease agreement covering the Collateral or any part thereof or under or by reason of this instrument or the exercise of rights or remedies hereunder.

3.2.bSecured Party may, without notice except as hereinafter provided, sell the Collateral or any part thereof at public or private sale (with or without appraisal or having the Collateral at the place of sale) for cash, upon credit, or for future delivery, and at such price or prices as Secured Party may reasonably deem best, and Secured Party may be the purchaser of any and all of the Collateral so sold and may apply upon the purchase price therefor any of the Debt and thereafter hold the same absolutely free from any right or claim of whatsoever kind other than Permitted Encumbrances. Upon any such sale, Secured Party shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale and any purchaser at foreclosure shall hold the property sold absolutely free from any claim or right of whatsoever kind, including any equity or right of redemption, stay or appraisal which Debtor has or may have under any rule of law or statute now existing or hereafter adopted other than Permitted Encumbrances. To the extent notice is required by applicable law, Secured Party shall give Debtor written notice at the address set forth herein (which shall satisfy any requirement of notice or reasonable notice in any applicable statute) of Secured Party's intention to make any such public or private sale. Such notice (if any is required by applicable law) shall be personally delivered or mailed, postage prepaid, as required by law and in any event at least ten (10) calendar days before the date fixed for a public sale, or at least (10) calendar days before the date after which the private sale or other disposition is to be made, unless the Collateral is of a type customarily sold on a recognized market, is perishable or threatens to decline speedily in value. Such notice (if any is required by applicable law), in case of public sale, shall state the time and place fixed for such sale or, in case of private sale or other disposition other than a public sale, the time after which the private sale or other such disposition is to be made. Any public sale shall be held at such time or times, within the ordinary business hours and at such place or places, as Secured Party may fix in the notice of such sale. At any sale the Collateral may be sold in one lot as an entirety or in separate parcels as Secured Party may determine. Secured Party shall not be obligated to make any sale pursuant to any such notice. Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at any time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by Secured Party until the selling price is paid by the purchaser thereof, but Secured Party shall incur no liability in case of the failure of such purchaser to take up and pay for the Collateral so sold, and in case of any such failure, such Collateral may again be sold upon like notice. Each and every method of disposition described in this Section shall constitute disposition in a commercially reasonable manner. Each Obligor, to the extent applicable, shall remain liable for any deficiency.

3.2.cSecured Party shall have all the rights of a secured party after default under the UCC (whether or not the UCC otherwise applies to the affected Collateral) and in conjunction with, in addition to or in substitution for those rights and remedies:

(i)Secured Party may require Debtor to assemble the Collateral and make it available at a place Secured Party designates which is mutually convenient to allow Secured Party to take possession or dispose of the Collateral; and

(ii)it shall not be necessary that Secured Party take possession of the Collateral or any part thereof before the time that any sale pursuant to the provisions of this Article is conducted and it shall not be necessary that the Collateral or any part thereof be present at the location of such sale; and

(iii)before application of proceeds of disposition of the Collateral to the Debt, such proceeds shall be applied to the reasonable expenses of retaking, holding, preparing for sale or lease, selling, leasing and the like and the reasonable attorneys' fees and legal expenses incurred by Secured Party, each Obligor, to the extent applicable, to remain liable for any deficiency; and

(iv)the sale by Secured Party of less than the whole of the Collateral shall not exhaust the rights of Secured Party hereunder, and Secured Party is specifically empowered to make successive sale or sales hereunder until the whole of the Collateral shall be sold; and, if the proceeds of such sale of less than the whole of the Collateral shall be less than the aggregate of the indebtedness secured hereby, this Mortgage and the security interest created hereby shall remain in full force and effect as to the unsold portion of the Collateral just as though no sale had been made; and

(v)in the event any sale hereunder is not completed or is defective in the opinion of Secured Party, such sale shall not exhaust the rights of Secured Party hereunder and Secured Party shall have the right to cause a subsequent sale or sales to be made hereunder; and

(vi)any and all statements of fact or other recitals made in any bill of sale or assignment or other instrument evidencing any foreclosure sale hereunder as to nonpayment of any indebtedness or as to the occurrence of any default, or as to Secured Party having declared all of such indebtedness to be due and payable, or as to notice of time, place and terms of sale and the Collateral to be sold having been duly given, or as to any other act or thing having been duly done by Secured Party, shall be taken as prima facie evidence of the truth of the facts so stated and recited; and

(vii) Secured Party may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Secured Party, including the sending of notices and the conduct of sale, but in the name and on behalf of Secured Party; and

(viii) demand of performance, advertisement and presence of property at sale are hereby WAIVED and Secured Party is hereby authorized to sell hereunder any evidence of debt it may hold as security for the secured indebtedness. All demands and presentments of any kind or nature are expressly WAIVED by Debtor. Debtor WAIVES the right to require Secured Party to pursue any other remedy for the benefit of Debtor and agrees that Secured Party may proceed against any Obligor for the amount of the Debt owed to Secured Party or such liability of such Obligor if less than the Debt without taking any action against any other Obligor or any other person or entity and without selling or otherwise proceeding against or applying any of the Collateral in Secured Party's possession.

Section 3.3UCC Rights Are Not Exclusive. It is the express understanding and intent of the parties that as to any personal property interests subject to Chapter 9 of the UCC of Florida, Secured Party, during the continuance of an Event of Default, may proceed under such UCC of Florida or may proceed as to both real and personal property interests in accordance with the provisions of this Mortgage and its rights and remedies in respect to real property, as permitted under Florida law, and treat both real and personal property interests as one parcel or package of security. Should Secured Party elect to exercise its rights under the UCC as to part of the personal property or fixtures described in this Mortgage, such election shall not preclude Secured Party from exercising any or all of the rights and remedies granted by other applicable law or the other Articles of this Mortgage as to the remaining personal property or fixtures.

Section 3.4No Other Financing Statements on the Collateral. So long as any amount remains unpaid on the Debt, Debtor will not execute and there will not be filed in any public office any financing statements affecting the Collateral other than financing statements in favor of Secured Party under this Mortgage, unless prior written specific consent and approval of Secured Party shall have been first obtained.

Section 3.5Secured Party May File Financing and Continuation Statements. Secured Party is authorized to file this Mortgage as a financing statement, a separate financing statement or financing statements without the signature of Debtor and one or more continuation statements in any jurisdiction where Secured Party reasonably deems it necessary, and Debtor will pay the costs of filing or recording them, in all such public offices at any time and from time to time whenever filing or recording of this Mortgage, any financing statement or any continuation statement is reasonably deemed by Secured Party or its counsel to be necessary or desirable.

Section 3.6Fixtures. Certain of the Collateral is, or will become, "fixtures" (as that term is defined in the UCC) related to the Real Property, and when this Mortgage is filed for record in the real estate records of the county where such fixtures are situated, it shall also automatically operate as a financing statement and fixture filing upon such of the Collateral which is, or may become, fixtures related to the Real Property. Pursuant to the UCC, the following information is set forth for the purpose of constituting this Mortgage a financing statement to be filed as a fixture filing:

A.	Debtor:	Riverbend Orlando Holdings III, LLC

	Address of Debtor:	204 West Newberry Road
Bloomfield, CT 06002

	Debtor’s Jurisdiction	Florida
of Organization

	Debtor’s Organization ID #’s:	L20000037325

B.	Secured Party:	Webster Bank, National Association

	Address of Secured Party:	185 Asylum Street, CityPlace II
Hartford, Connecticut 06103

	Attention:	James Lane, Senior Vice President

C.This financing statement covers goods that are or are to become fixtures related to the Real Property described in the definition "Mortgaged Property."

Section 3.7Assignment of Non-UCC Personal Property. To the extent that any of the Collateral is not subject to the UCC of the state or states where it is situated or the Debtor deemed located under the UCC, to the extent the same is assignable by Debtor, Debtor hereby assigns to Secured Party all of Debtor's right, title and interest in the Collateral to secure the Debt. Release of the lien of this Mortgage on all of the Mortgaged Property, or any portion thereof, shall automatically terminate this assignment as to the Collateral or as to the portion so released.

Section 3.8Debtor's Warranties Concerning Collateral. Debtor warrants and represents to Secured Party that Debtor is the legal and equitable owner and, to

Mortgagor's knowledge, holder of the Collateral free of any adverse claim and free of any security interest or encumbrance except only for the security interest granted hereby in the Collateral and those other security interests (if any) expressly referred to or described in this Mortgage. Debtor agrees to defend the Collateral and its proceeds against all claims and demands of any person at any time claiming the Collateral, its proceeds or any interest in either other than Permitted Encumbrances. Debtor also warrants and represents that Debtor has not heretofore signed or authorized the filing of any financing statement directly or indirectly affecting the Collateral or any part of it which has not been completely terminated of record, and no such financing statement is now on file in any public office, except in each case, only those statements (if any) true and correct copies of which Debtor has actually delivered to Secured Party.

Section 3.9Certain Powers of Secured Party. Without limiting any other provision of any of the Loan Documents, Debtor hereby authorizes and directs each account debtor and each other person or entity obligated to make payment in respect of any of the Collateral (each a "Collateral Obligor") to pay over to Secured Party, its officers, agents or assigns, upon demand by Secured Party given after and during the continuance of an Event of Default, all or any part of the Collateral without making any inquiries as to the status or balance of the Debt and without any notice to or further consent of Debtor. Debtor hereby releases each Collateral Obligor from all liability to Debtor related to or arising out of any payment it makes to Secured Party pursuant to this paragraph. To facilitate the rights of Secured Party hereunder, Debtor hereby authorizes Secured Party, its officers, employees, agents or assigns, upon the occurrence and during the continuance of any Event of Default:

3.9.ato notify Collateral Obligors of Secured Party's security interest in the Collateral and to collect all or any part of the Collateral without further notice to or further consent by Debtor, and Debtor hereby constitutes and appoints Secured Party the true and lawful attorney of Debtor (such agency being coupled with an interest), irrevocably, with power of substitution, in the name of Debtor or in its own name or otherwise, to take any of the actions described in the following clauses (b), (c), (d), (e) and (f);

3.9.bto ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for any and all amounts which may be or become due or payable under the Collateral and to settle and/or adjust all disputes and/or claims in good faith directly with any Collateral Obligor and to compromise, extend the time for payment, arrange for payment in installments, otherwise modify the terms of, or release, any of the Collateral, on such terms and conditions as Secured Party may reasonably determine (without thereby incurring responsibility to or discharging or otherwise affecting the liability of Debtor to Secured Party under this Mortgage or otherwise);

3.9.cto direct delivery of, receive, open and dispose of all mail addressed to Debtor and to execute, sign, endorse, transfer and deliver (in the name of Debtor or in its own name or otherwise) any and all receipts or other orders for the payment of money drawn on the Collateral and all notes, acceptances, commercial paper, drafts, checks, money orders and other instruments given in payment or in part payment thereof and all invoices, freight and express bills and bills of lading, storage receipts, warehouse receipts and other instruments and documents in respect of any of the Collateral and any other documents necessary to evidence, perfect and realize upon the security interests and obligations of this Mortgage;

3.9.din its reasonable discretion to file any claim or take any other action or proceeding in good faith which Secured Party may deem reasonably necessary or appropriate to protect and preserve the rights, titles and interests of Secured Party hereunder;

3.9.eto sign the name of Debtor to drafts against Collateral Obligors, assignments or verifications of any of the Collateral and notices to Collateral Obligors; and

3.9.fto station one or more representatives of Secured Party on Debtor's premises for the purpose of exercising any rights, benefits or privileges available to Secured Party hereunder or under any of the Loan Documents or at law or in equity, including receiving collections and taking possession of books and records relating to the Collateral.

The powers conferred on Secured Party pursuant to this Section are conferred solely to protect Secured Party's interest in the Collateral and shall not impose any duty or obligation on Secured Party to perform any of the powers herein conferred. No exercise of any of the rights provided for in this Section shall constitute a retention of collateral in satisfaction of the indebtedness as provided for in the UCC.

By its acceptance of this Mortgage, Secured Party agrees that in the event Secured Party sends any notice to a Collateral Obligor to make payments to Secured Party after the occurrence of an Event of Default, as provided above, promptly after any such Event of Default is cured, Secured Party will send written notice to such Collateral Obligor to resume such making payments to Debtor instead of Secured Party.

Section 3.10Standard of Care. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral in its possession if it takes such action for that purpose as Debtor requests in writing, but failure of Secured Party to comply with such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of Secured Party to take any action not so requested by Debtor shall be deemed a failure to exercise reasonable care in the custody or preservation of any such Collateral.

Section 3.11Change Terms, Release Collateral. Secured Party may extend the time of payment, arrange for payment in installments, otherwise modify the terms of, or release, any of the Collateral, without thereby incurring responsibility to Debtor or discharging or otherwise affecting any liability of Debtor. Secured Party shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

Section 3.12Security Agreement. This Mortgage constitutes, and shall be deemed to be, a "security agreement" for all purposes of the UCC and Mortgagee shall be entitled to all of the rights and remedies of a "secured party" under the UCC.

ARTICLE 4.

MORTGAGOR'S COVENANTS

Section 4.1Covenants for the Benefit of Mortgagee. To better secure the Debt, Mortgagor covenants and agrees with the Mortgagee, its successors and assigns, with the intent that the Mortgagee may enforce these covenants, that:

4.1.aLiens, etc. and Remedies Cumulative. No lien, assignment, security interest, guaranty, right or remedy in favor of Mortgagee granted in, secured by or ancillary to this Mortgage shall be considered as exclusive, but each shall be cumulative of all others which Mortgagee may now or hereafter have.

4.1.bMortgagor Waives Marshalling of Assets and Sale in Inverse Order of Alienation Rights. Mortgagor hereby irrevocably waives all rights of marshalling of assets so as to require the separate sales of any portion of the Mortgaged Property or a specific portion thereof or sale in inverse order of alienation in the event of foreclosure of the Mortgaged Property or any other security and Mortgagor consents and authorizes the sale of the Mortgaged Property as a single unit or parcel or as separate parcels. Notwithstanding the existence of interests in the Mortgaged Property other than that created by this Mortgage, and notwithstanding any other provision of this Mortgage, upon the occurrence and during the continuance of any Event of Default, Mortgagee shall have the right, in Mortgagee’s sole discretion, to determine the order in which the Mortgaged Property shall be subjected to the remedies provided in this Mortgage and to determine the order in which all or any part of the Debt secured by this Mortgage is satisfied from the proceeds realized upon the exercise of the remedies provided in this Mortgage or provided in any of the other Loan Documents. Mortgagor and any person who now has or hereafter acquires any interest in the Mortgaged Property with actual or constructive notice of this Mortgage waives any and all right to require a marshalling of assets or sale in inverse order of alienation in connection with the exercise of any of the remedies provided in this Mortgage or in any of the other Loan Documents or as otherwise provided by applicable law.

4.1.cMortgagor Will Correct Title Defects. If at any future time any defect (other than the Permitted Encumbrances or any other liens and security interests which are either granted or expressly permitted by this Mortgage or by any of the other Loan Documents) should be found to exist in the title to any of the Mortgaged Property, Mortgagor agrees to promptly commence and thereafter diligently proceed to cure the defect and to defend the title. If any lien or encumbrance (other than the Permitted

Encumbrances or other liens and security interests which are either granted or expressly permitted by this Mortgage or by any of the other Loan Documents) junior, equal or superior in rank or priority to the lien of this Mortgage should be discovered or arise at any time in the future then, unless Mortgagee is the only holder of it, or Mortgagee has given specific prior written consent to it, Mortgagor agrees to promptly discharge and remove it from the Mortgaged Property. Mortgagor will notify Mortgagee in writing within five (5) days of the time that Mortgagor has actual knowledge of the filing of any mortgage, lien, security interest, financing statement or other security device whatsoever against the Mortgaged Property.

4.1.dInsurance Requirements. The Mortgagor shall keep the Mortgaged Property insured for the benefit of the Mortgagee against loss or damage by fire and available extended coverage risks, as may be reasonably required by the Mortgagee from time to time, and provided coverage of not less than the coverage encompassed by Fire, Extended Coverage, and Vandalism and Malicious Mischief perils broadened to include the so-called "All Risk of Physical Loss", all in a format approved by the Mortgagee and in sufficient amounts to prevent the application of any insurance policy co-insurance contribution on any loss and shall in no event be less than the full face amount of the Note. Policies shall be written on a Builder's Risk, Completed Value, non-reporting form which shall include coverage therein for "completion and/or Mortgaged Property occupancy" only if improvements being made to the Mortgaged Property are so substantial as to require such coverage in addition to Mortgagor’s extended coverage policy. All insurance herein provided for shall be obtained by the Mortgagor (notwithstanding the procurement of other insurance policies by other persons or parties and relating to the Mortgaged Property) and carried in companies approved by the Mortgagee, and all policies, including additional and renewal policies, marked “premiums paid” and containing an agreement by the insurer that the policy shall not be canceled or materially changed without at least thirty (30) days' prior written notice to the Mortgagee (ten (10) days for cancellation due to failure to pay premiums), the policy, or any duplicate original policy, shall be delivered to the Mortgagee, and all renewal policies, including additional and renewals, modifications and extensions thereof, shall be deposited with the Mortgagee throughout the life of the loan and shall be payable, in case of loss or damage, to the Mortgagee as the first mortgagee, and shall contain the standard non-contributing mortgagee clause entitling the Mortgagee to collect all proceeds payable under all such insurance, as well as standard waiver of subrogation endorsement, and waiver of other endorsements, as the Mortgagee may require, all to be in form acceptable to the Mortgagee. In the event of any loss, the Mortgagor will give immediate notice to the Mortgagee. The Mortgagor hereby authorizes the Mortgagee, at its option, to collect, adjust and compromise any losses under any of the insurance policies, to endorse the Mortgagor's name on any document or instrument in payment of any insured loss and, after deducting the costs of collection, to apply the proceeds, at the Mortgagee's sole option, as follows: (i) as a credit upon the indebtedness secured hereby, whether or not the same shall be then due and payable, in which event, the lien of this Mortgage shall be affected only by a reduction thereof in any amount equal to the amount so applied as a credit, or (ii) to repairing or restoring the Mortgaged Property or any part thereof, in which event, the Mortgagee shall not be obligated to see to the proper application thereof, nor shall the amount so released or used be deemed a payment on any indebtedness secured hereby. The Mortgagor shall obtain, carry and maintain Comprehensive General Liability Insurance covering the Mortgaged Property in an amount of no less than One Million Dollars ($1,000,000) bodily injury and/or property damage, per occurrence, and Demolition Insurance in the event that all buildings on the Mortgaged Property cannot always be automatically rebuilt to the same specifications, and in the same location in the case of all types of destruction, regardless of magnitude. Insurance shall be with companies approved by the Mortgagee. Mortgagor shall provide Mortgagee with a Certificate of Insurance containing a provision designating the Mortgagee as an additional insured party and providing for not less than thirty (30) days written notice (ten (10) days for cancellation due to failure to pay premiums) to the Mortgagee prior to any material change or cancellation of Liability Insurance.

Notwithstanding the foregoing and provided no Event of Default is then existing, and further provided that Mortgagee is satisfied (in its commercially reasonable judgment) that there is no legal impediment to the building and improvements being rebuilt or repaired and that there are sufficient insurance proceeds or other funds available from Mortgagor for reconstruction, Mortgagee shall receive all insurance proceeds to be held to pay for the cost of the improvements on the Mortgaged Property in installments as the work progresses, the time and amount of each advance and upon such other terms relating to such reconstruction as are satisfactory to the Mortgagee in its reasonable discretion.

If the Real Property is located in an area designated by the Federal Emergency Management Agency or the Flood Disaster Protection Act of 1973 (P.L. 93-234) as being in a "special flood hazard area" or as having specific flood hazards, whether now or at any time hereafter, Mortgagor shall also furnish Mortgagee with flood insurance policies which conform to the requirements of said Flood Disaster Protection Act of 1973 and the National Flood Insurance Act of 1968, as either may be amended from time to time.  The amounts of any such insurance coverages shall be in an amount equal to the full insurable value and shall be maintained thereafter at all times in an amount such that Mortgagor will not be deemed a co-insurer under applicable insurance laws, regulations, policies or practices.  Renewals of such policies shall be so delivered before any such insurance shall expire in accordance with the Loan Documents.  If Mortgagor shall fail to provide any such insurance, or shall fail to replace any of the same within ten (10) days after being notified that the insuring company is no longer approved by Mortgagee, or if any such insurance is cancelled or lapses without replacement, Mortgagee may, at its option, procure the same in such amounts as Mortgagee may reasonably determine and the cost thereof together with interest thereon at the lesser of the Default Rate or the maximum interest rate allowed under Florida law, provided for in the Note per annum from the date of expenditure by Mortgagee to the date of repayment by Mortgagor to Mortgagee shall be repaid by Mortgagor to Mortgagee on demand and shall be part of the Debt secured hereby.

4.1.eIntentionally Omitted.

4.1.fIntentionally Omitted.

4.1.gMortgagee Not Obligated to Require, Provide or Evaluate Insurance. Mortgagee shall have no duty to Mortgagor or anyone else to either require or provide any insurance or to determine the adequacy or disclose any inadequacy of any insurance.

4.1.hMortgagee May Elect to Insure Only its Own Interests. If Mortgagee elects at any time or for any reason to purchase insurance relating to the Mortgaged Property, it shall have no obligation to cause Mortgagor or anyone else to be named as an insured, to cause Mortgagor's or anyone else's interests to be insured or protected or to inform Mortgagor or anyone else that its interests are uninsured or underinsured.

4.1.iMortgagor Will Correct Defects, Provide Further Assurances and Papers. Upon Mortgagee's written request, Mortgagor will promptly correct any defect which hereafter may be discovered in the text (as is reasonably agreed to by Mortgagor and Mortgagee) or the execution or acknowledgment of the Note, this Mortgage or any other Loan Document or in the description of any of the Mortgaged Property, and will deliver such further assurances and execute such additional papers as in the opinion of Mortgagee or its legal counsel shall be reasonably necessary, proper or appropriate (1) to better convey and assign to the Mortgagee all the Mortgaged Property intended or promised to be conveyed or assigned or (2) to properly evidence or give notice of the Debt or its intended or promised security, provided that such requested further assurances and additional papers do not adversely alter the rights and obligations of Mortgagor that were intended to be provided under this Mortgage.

4.1.jMortgagor Will Pay Taxes and Impositions and Furnish Receipts. At Mortgagor's own cost and expense, Mortgagor agrees to pay and discharge all taxes, assessments, other governmental charges, water and sewer charges, maintenance charges, permit fees, impact fees, development fees, capital recovery charges, utility reservation and standby fees and all other similar and dissimilar impositions of every kind and character ("Impositions") charged, levied, assessed or imposed by any governmental agency or authority against any interest in any of the Mortgaged Property before they become delinquent. Upon request from Mortgagee, Mortgagor agrees to furnish due proof of such payment to Mortgagee promptly after payment and before delinquency.

4.1.kMortgagor to Pay Monthly Tax and Insurance Deposits on Request. To the extent that Mortgagor is required to do so pursuant to the terms of Article 8 hereof, Mortgagor agrees to pay the monthly tax and insurance premium deposits required by Article 8 hereof and to provide Mortgagee any additional sums needed to pay the taxes and insurance premiums for the Mortgaged Property when due.

4.1.lMortgagor Will Maintain Mortgaged Property and Will Not Remove Improvements; Mortgagor Will Not Grant Any Liens, etc. Mortgagor agrees to keep, preserve and maintain all elements of the Mortgaged Property in a good state of repair and condition and to keep all equipment and stores of supplies needed for its proper and full operation on the Mortgaged Property and in good operating condition. Mortgagor will not tear down, damage or attempt to remove, demolish or materially alter or enlarge any elements of the Mortgaged Property, or construct any new Improvements, without Mortgagee's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, Mortgagor shall have the right to make tenant improvements and repairs in the ordinary course of Mortgagor’s business without obtaining the consent of Mortgagee. Mortgagor shall have the right, without such consent, to remove and dispose of, free from the lien, assignments and security interests of this Mortgage, such Fixtures and Equipment as from time to time become worn out or obsolete or surplus, provided that simultaneously with, or promptly after such removal any such equipment shall be replaced, if needed, with other equipment of a value at least equal to that of the replaced equipment and free from any title retention or security agreement or other encumbrance and from any reservation of title, and by such removal and replacement Mortgagor shall be deemed to have subjected such equipment to the lien, assignments and security interests of this Mortgage. Mortgagor shall not grant, join in or consent to any lien, security interest, easement, license, use or other charge or interest covering or affecting all or any part of the Mortgaged Property or initiate, join in and consent to the change in any private restrictive covenant, zoning ordinance or other public or private restrictions limiting or defining the uses which may be made of the Mortgaged Property or any part thereof without the prior written consent of Mortgagee.

4.1.mMortgagor Will Protect Mortgaged Property from Mechanic's Liens. Mortgagor agrees to promptly, prior to delinquency, pay all bills for labor and materials incurred in connection with the Mortgaged Property and to prevent the fixing of any lien against any part of the Mortgaged Property, even if it is inferior to this Mortgage, for any such bill(s) which may be legally due and payable.

4.1.nMortgagee’s Inspection and Discussion Rights. Mortgagor agrees to permit Mortgagee and its agents, representatives and employees, at all reasonable times, upon reasonable notice and subject to the rights of tenants, to go upon, examine, inspect and remain on the Mortgaged Property, to assist and cooperate, and require Mortgagor’s employees, agents and contractors to cooperate, with Mortgagee and to furnish to Mortgagee on reasonable request all pertinent information concerning the physical and economic condition, development and operation of the Mortgaged Property. Mortgagee may discuss the Mortgaged Property directly with any of Mortgagor’s officers and managers.

4.1.oMortgagee May Grant Releases without Impairing Other Collateral or Rights. At all times, Mortgagee shall have the right to release any part of the Mortgaged Property or any other security from this Mortgage or any other security instrument or device without releasing any other part of the Mortgaged Property or any other security, without affecting Mortgagee's lien, assignment or security interest as to any property or rights not released and without affecting or impairing the liability of any maker, guarantor or surety on the Note or other obligation.

4.1.pLegal Compliance, Governmental Notices. Mortgagor will operate the Mortgaged Property and conduct its business in compliance with all requirements of governmental and quasi-governmental authorities having jurisdiction over Mortgagor or the Mortgaged Property and Mortgagor will comply with and punctually perform all of the material covenants, agreements and obligations imposed upon it or the Mortgaged Property. Mortgagor will furnish to Mortgagee copies of all notices and reports received or sent by Mortgagor to or from any governmental or quasi-governmental authority within five (5) Business Days of the receipt thereof.

4.1.qNotice of Condemnation and Other Proceedings. Promptly upon obtaining actual knowledge of the institution of any proceedings for the condemnation of the Mortgaged Property or any portion thereof, or any other proceedings arising out of injury or damage to the Mortgaged Property, or any portion thereof, Mortgagor will notify Mortgagee in writing of the pendency of such proceedings. Mortgagee may participate in any such proceedings, and Mortgagor shall from time to time deliver to Mortgagee all instruments requested by it to permit such participation. Mortgagor shall, at its expense, diligently prosecute any such proceedings, and shall consult with Mortgagee, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings.

4.1.rNotice of Name, Jurisdiction of Organization or Address Change. Mortgagor will not change Mortgagor’s name, its jurisdiction of organization or the location of its chief executive office.

4.1.sManager. Mortgagor will, or will cause its managers to, do and perform any and all acts and things relating to the management, upkeep and operation of the Mortgaged Property as are customarily performed by managing agents and owners of properties comparable to the Mortgaged Property, similarly situated, and shall otherwise operate the Mortgaged Property, or cause the Mortgaged Property to be operated in accordance with all legal requirements and in accordance with the terms and conditions of this Mortgage and the other Loan Documents. No management agreement shall be executed by Mortgagor with any manager unless the manager and management agreement are previously approved in writing by Mortgagee, which approval shall not be unreasonably withheld, conditioned or delayed.

Section 4.2Mortgagor Agrees to Pay or Reimburse Mortgagee's Expenses. To the extent not prohibited by applicable law and to the extent provided in the Loan Documents, Mortgagor will pay all costs and expenses and reimburse Mortgagee for any and all expenditures of every character actually incurred or expended from time to time, regardless of whether an Event of Default shall have occurred.

Section 4.3 DSCR Covenant. At all times during the term of the Loan, Mortgagor shall maintain a minimum debt service coverage ratio (“DSCR”) of 1.25 to 1.00. Mortgagor shall certify compliance with a 1.25 to 1.00 In-Place DSCR commencing with the date the Borrower acquired the Real Property through December 31, 2020 and annually as of December 31 of each year thereafter. “In-Place DSCR” following Closing means the ratio of (X) the trailing actual 12-month net operating income of the Property, to (Y) actual debt service, including interest and principal payable during the DSCR test period. Net Operating Income will be adjusted to include (i) a vacancy factor equal to the greater of (x) 3% or (y) the actual vacancy percentage; and (ii) management fees equal to 2% For future renewals or new leases, any free rent period will not be included in the initial DSCR testing period as long as the free rent period is not greater than six (6) months and the term of the lease is not less than five (5) years. Should the DSCR not be maintained for any testing period, Mortgagor shall have the option to pay down the Loan or provide a letter of credit in form and substance acceptable to Mortgagee, to achieve this requirement within ninety (90) days following Mortgagee’s determination that the minimum DSCR has not been maintained.

Section 4.4 Loan to Value Covenant. At all times during the term of the Loan, Mortgagor shall maintain a Loan To Value Ratio (the “LTV Ratio”) of not greater than 65%. Notwithstanding the foregoing, unless there is an uncured Event of Default, Mortgagee will not test this covenant more than once every twelve months and will not require Mortgagor to reimburse Mortgagee for an updated appraisal (and Mortgagee’s customary review fee) more frequently than every twenty-four (24) months. Should the LTV Ratio be determined to be above 65%, Mortgagor shall have the option to pay down the Loan or pledge additional collateral, acceptable to Mortgagee, to achieve this requirement within ninety (90) days following Mortgagee’s determination that the LTV Ratio exceeds 65%.

Section 4.5Lease Approval. Mortgagee’s approval shall be required for any modification of the existing Tru-Lite Glass lease (“Tru-Lite Glass Lease”), which approval may be granted or withheld in Mortgagee’s sole discretion, and Mortgagee’s approval shall be required for any future leases or lease modifications, which approval shall not be unreasonably withheld, conditioned or delayed (each an “Approved Lease”).

Section 4.6Tenant Improvement and Leasing Commission Reserves. In the event that prior to January 1, 2024 Tru-Lite Glass does not extend the Tru-Lite Glass Lease for a period of at least twelve (12) months beyond the Maturity Date of the Note pursuant to an agreement agreeable to Mortgagee, then commencing monthly on January 1, 2024, an annual amount equal to a total of $1.00 per square foot shall be deposited into an interest bearing escrow account with Mortgagee until the escrow balance reaches $300,000. Absent an uncured Event of Default, Mortgagee will release monies not more frequently than monthly from the escrow account for the payment of tenant improvements and leasing commissions related to Approved Leases. Any balance remaining in such account shall be released to Mortgagor after the Tru-Lite Glass Lease is extended or any other Approved Lease is entered into on terms and conditions acceptable to Mortgagee and for a term which runs for a minimum of twelve (12) months beyond the maturity date of the Loan.

Section 4.7Intentionally Omitted.

Section 4.8Financial Reporting. The Mortgagor, and as applicable, the Guarantor, shall provide the Mortgagee the following financial information during the term of the Loan:

-	Within ninety (90) days of each calendar year-end:

o	Mortgagor prepared income statement and statement of cash flows, and balance sheet for Mortgagor, and annual budget and cash flow projections for the Property all in reasonable detail

o	Audited financial statement for Griffin Industrial Realty, Inc. (“Guarantor”)

-	Annual rent roll within 45 days of January 1

-	Annual operating statement within 45 days of January 1

-	DSCR Covenant compliance certificate with supporting calculations as set forth herein

-	Such other information as Mortgagee may reasonably require

Section 4.9Additional Debt. (i) Mortgagor shall not incur any additional debt (subordinate or otherwise, including any obligations related to swaps) except for (a) debt owed to Mortgagee; (b) debt incurred in the ordinary course of business that is not secured by the Property; and (c) approximately $2,772,585.75 owed to the Guarantor which is the balance of a loan used by Mortgagor to acquire the Mortgaged Property and is unsecured, which shall be paid in full upon conclusion of Mortgagor’s tax deferred exchange and which debt shall be otherwise subordinate to all obligations to Mortgagee under the Loan; and (ii) no person with a direct or indirect ownership interest in the Mortgagor shall incur any debt that is secured in part or in whole by such ownership interest.

ARTICLE 5.

MORTGAGOR'S REPRESENTATIONS AND WARRANTIES

To induce Mortgagee to extend financial accommodations, including credit under the Note, Mortgagor makes the warranties and representations set forth in this Article.

Section 5.1Enforceability. Mortgagor has duly and validly executed, issued and delivered this Mortgage and any other Loan Documents to which Mortgagor is a party. This Mortgage and each other Loan Document to which Mortgagor is a party is in proper legal form for prompt enforcement and is Mortgagor's valid and legally binding obligation, enforceable in accordance with its terms.

Section 5.2Title. Mortgagor has good and marketable title to the Mortgaged Property, free and clear of any lien or security interest except only for the Permitted Encumbrances and liens and security interests which are either granted or expressly permitted by this Mortgage or any other Loan Documents. Except as otherwise expressly permitted by this Mortgage, the lien and security interest of this Mortgage will constitute valid and perfected first and prior liens and security interests on the Mortgaged Property, subject to no other liens, security interests, charges or encumbrances whatsoever except for Permitted Encumbrances. The Mortgaged Property is free from damage caused by fire or other casualty.

Section 5.3Incorporation by Reference. All representations and warranties set forth in the Loan Documents are hereby incorporated herein by reference.

ARTICLE 6.

RELEASE, DEFAULTS AND REMEDIES

Section 6.1Release for Full Payment and Performance. Subject to the automatic reinstatement provisions of Section 9.19 below, this Mortgage shall terminate and be of no further force or effect upon full payment of the Debt, complete performance of all of the obligations of the Obligors under the Loan Documents. Upon full payment and performance as aforesaid and upon written request of Mortgagor, Mortgagee shall fully release from this Mortgage (in recordable form), without recourse or warranty, the Mortgaged Property or portions thereof then held hereunder.

Section 6.2Events of Default. The occurrence of any of the following events shall constitute an "Event of Default" (herein so called) under this Mortgage:

6.2.aany part of the Debt is not paid when due, whether by lapse of time or acceleration or otherwise, unless the default is fully cured within any applicable cure period agreed to by Mortgagee in the Loan Documents (if any).

6.2.bMortgagor fails to perform, observe or comply with, or defaults under, any of the terms, covenants, conditions or provisions of any Loan Document (other than any such failure or default described in one of the other subparagraphs of this Article) unless the failure or default is fully cured within thirty (30) days after written notice thereof by Mortgagee to Mortgagor.

6.2.cMortgagor shall claim, or any court shall find or rule, that Mortgagee does not have a valid lien on the Real Property, the Improvements, the Fixtures and

Equipment, the Utilities Capacities or any other security which may have been provided by Mortgagor.

6.2.dthe occurrence of any other "Default" or any similar event (however denominated) under any Loan Document, including, without limitation, the occurrence of any "Event of Default" (as therein defined) under the Loan Documents and the continuance thereof beyond any applicable notice and cure period.

Section 6.3Remedies. During the continuance of any Event of Default, all Debt in its entirety shall, at the option of Mortgagee, become immediately due and payable without presentment, demand, notice of intention to accelerate or notice of acceleration, or other notice of any kind, all of which are hereby expressly waived, and the liens and security interests created or intended to be created hereby shall be subject to foreclosure, repossession and sale in any manner provided for herein or provided for by law, as Mortgagee may elect, and Mortgagee may exercise any and all other rights and remedies granted pursuant to this Mortgage, the Note or any of the other Loan Documents and any other rights that may be available to Mortgagee at law or in equity, in such order and in such manner as Mortgagee may, in its sole and exclusive judgment, determine.

Section 6.4Remedies After Event of Default. During the continuance of any Event of Default, Mortgagee may proceed by suit or suits at law or in equity or by any other appropriate proceeding or remedy to: (a) enforce payment of the Note or the performance of any term hereof or any other rights; (b) foreclose this Mortgage and to sell, as an entirety or in separate lots or parcels, the Mortgaged Property under the judgment or decree of court or courts of competent jurisdiction; (c) collect all rents, issues, profits, revenues, income and other benefits from the Mortgaged Property; (d) seek the appointment of a receiver to enter upon and take possession of the Mortgaged Property and to collect all rents, issues, profits, revenues, income and other benefits thereof and apply the same as the court may direct and such receiver shall have all rights and powers permitted under law; and (e) pursue any other remedy available to it including, but not limited to , taking possession of the Mortgaged Property without notice or hearing to Mortgagor to the extent allowed by law.

Section 6.5Application of Foreclosure Sale Proceeds. The proceeds of any sale of the Mortgaged Property, and any rents and other amounts collected by Mortgagee from Mortgagee's holding, leasing, operating or making any other use of the Mortgaged Property, shall, except as may otherwise be required by applicable law, be applied by Mortgagee (or by the receiver, if one is appointed) to the extent that funds are available therefrom in the following order of priority:

6.5.aTo Expenses and Senior Obligation Payments. First, to the payment of the reasonable costs and expenses of taking possession of the Mortgaged Property and of holding, maintaining, using, leasing, repairing, equipping, manning, improving, marketing and selling it, including (i) receivers' fees, (ii) court costs, (iii) attorneys' and accountants' fees, (iv) costs of advertisement and brokers' commissions and (v) payment of any and all Impositions, liens, security interests or other rights, titles or interests superior to the lien and security interest of this Mortgage, whether or not then due and including any prepayment penalties or fees and any accrued or required interest (except, in the case of foreclosure proceeds, those senior liens and security interests, if any, subject to which the Mortgaged Property was sold and without in any way implying Mortgagee's consent to the creation or existence of any such prior liens);

6.5.bTo Other Obligations Owed to Mortgagee. Second, to the payment of all amounts, other than the principal balance and accrued but unpaid interest, which may be due to Mortgagee under the Note or any other Loan Document, together with interest thereon as provided therein;

6.5.cTo Accrued Interest on the Debt. Third, to the payment of all accrued but unpaid interest due on the Debt;

6.5.dTo Debt Principal. Fourth, to the payment of the principal balance on the Debt and the principal owing under this Mortgage and any other Loan Document, irrespective of whether then matured, and if it is payable in installments and not matured, then to the installments in such order as Mortgagee shall elect;

6.5.eTo Junior Lienholders. Fifth, to the extent funds are available therefor out of the sale proceeds or any rents and, to the extent known by Mortgagee, to the payment of any debt or obligation secured by a subordinate mortgage on or security interest in the Mortgaged Property; and

6.5.fTo Mortgagor. Sixth, to Mortgagor, its successors and assigns, or to whomsoever may be lawfully entitled to receive such proceeds.

Section 6.6Foreclosure. During the continuance of any Event of Default, Mortgagee may institute, notwithstanding the provisions of any law or act of assembly to the contrary, any appropriate action or proceeding to foreclose this Mortgage as if any and all redemption periods had fully expired, and may proceed therein to judgment and execution for all sums secured by this Mortgage. Mortgagee may, with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Mortgage for the portion of the Debt then due and payable, subject to the continuing lien of this Mortgage for the balance of the Debt not then due.

Section 6.7Mortgagee May Abandon and Recommence Sale. If Mortgagee should commence the foreclosure sale of the Mortgaged Property, Mortgagee may at any time before the sale is completed abandon the sale, and may at any time or times thereafter again commence foreclosure in accordance with applicable law; or, irrespective of whether foreclosure is commenced, Mortgagee may at any time after an Event of Default institute suit for collection of the Debt or foreclosure of this Mortgage. If Mortgagee should institute suit for collection of the Debt or foreclosure of this Mortgage,

Mortgagee may at any time before the entry of final judgment dismiss it and sell the Mortgaged Property in accordance with the provisions of this Mortgage.

Section 6.8Multiple Sales; Mortgage Continues in Effect. No single sale or series of sales hereunder and no foreclosure shall extinguish the lien under this Mortgage except with respect to the items of property sold, nor shall it extinguish, terminate or impair Mortgagor’s contractual obligations under this Mortgage, but such lien shall exist for so long as, and may be exercised in any manner by law or in this Mortgage provided as often as, the circumstances require to give Mortgagee full relief under this Mortgage, and such contractual obligations shall continue in full force and effect until final termination and satisfaction of this Mortgage.

Section 6.9Mortgagee May Bid and Purchase. Mortgagee shall have the right to become the purchaser at any foreclosure sale, being the highest bidder, and credit given upon all or any part of the Debt shall be the exact equivalent of cash paid for the purposes of this Mortgage.

Section 6.10Specific Performance. Mortgagee may institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein or in the Note or any other Loan Document.

Section 6.11Judgment on the Note. To the extent permitted by applicable law, Mortgagee may recover judgment on the Note either before, during or after any proceedings for the enforcement of this Mortgage.

Section 6.12Right to Enter. During the existence of an Event of Default or at any time after the acceleration of the Debt or at any time after commencement of any legal proceeding under this Mortgage during the existence of an Event of Default, and subject to applicable state law, Mortgagee shall have the right forthwith, at its election, and without further notice or demand (except as otherwise specifically provided in this Mortgage or the other Loan Documents) and without the commencement of any action to foreclose this Mortgage, to enter immediately upon and take possession of the Mortgaged Property, or any part thereof, without further consent or assignment by Mortgagor, and to do, execute and perform any act, deed, matter or thing whatsoever that ought to be done, executed and performed in and about or with respect to the Mortgaged Property and the leasing, management, or operation thereof as fully as Mortgagor might do, including, without limitation, the right to institute summary proceedings against any lessee who shall fail to comply with the provisions of the applicable lease, with the right to lease the Mortgaged Property, or any part thereof, and to collect and receive all of the rents, issues and profits, and all other amounts past due or to become due to Mortgagor by reason of its ownership of the Mortgaged Property and to apply the same, after the payment of all necessary charges and expenses in connection with the operation of the Mortgaged Property (including, without limitation, any managing agent’s commission, at the option of Mortgagee), on account of the Debt. If Mortgagor or any other person claiming by, through or under it (other than any lessee whose tenancy Mortgagee has agreed not to disturb or whose tenancy Mortgagee, in its sole and uncontrolled discretion, is willing not to disturb), are occupying all or any part of the Mortgaged Property, it is hereby agreed that Mortgagor and such other persons shall either immediately surrender possession of the Mortgaged Property to Mortgagee and vacate the premises so occupied or pay a reasonable rental for the use thereof, monthly in advance, to Mortgagee.

Section 6.13Right to Receiver. During the existence of an Event of Default or at any time after the acceleration of the Debt or at any time after commencement of any legal proceedings under this Mortgage, Mortgagee may, at Mortgagee's election, make application to a court of competent jurisdiction for appointment of a receiver of the Mortgaged Property, as a matter of strict right, without notice to Mortgagor except as required by applicable law and without regard to the adequacy of the value of the Mortgaged Property for the repayment of the Debt, and Mortgagor hereby irrevocably consents to such an appointment. Any receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to possess, rent, maintain, repair and operate the Mortgaged Property upon such terms and conditions as may be approved by the court, and shall apply the rents realized in the same manner and order as foreclosure proceeds in accordance with Section 6.5 above.

Section 6.14Tenants at Will. Mortgagor agrees for itself and its successors and assigns, that if any of them shall hold possession of the Mortgaged Property or any part thereof subsequent to foreclosure hereunder, Mortgagor, or the parties so holding possession, shall become and be considered as tenants at will of the purchaser or purchasers at such foreclosure sale; and any such tenant failing or refusing to surrender possession upon demand shall be guilty of forcible detainer and shall be liable to such purchaser or purchasers for rental on said premises, and shall be subject to eviction and removal, forcible or otherwise, with or without process of law, all damages which may be sustained by any such tenant as a result thereof being hereby expressly waived.

Section 6.15Payment of Rents. Upon receipt of notice from Mortgagee and during the continuance of an Event of Default, Mortgagor shall pay all rents, income and profits of any kind arising from Mortgagor's interest in the Leases and any renewals or extensions thereof for the use and occupation of all or any portion of the Real Property or the Improvements (including, without limitation, any amounts that are payable as a result of the early termination or surrender of any Leases) (collectively, the "Rents") thereafter received by Mortgagor from the Mortgaged Property to Mortgagee and to the extent not paid shall hold such amounts as trust funds for the benefit of Mortgagee and such Rents shall be deemed "cash collateral" of Mortgagee under Title 11 of the United States Code.

Section 6.16WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT NOW OR HEREAFTER PERMITTED BY APPLICABLE LAW, IN CONNECTION WITH ANY ACTION, SUIT OR OTHER LEGAL PROCEEDING BY MORTGAGEE TO OBTAIN JUDGMENT FOR THE PRINCIPAL OF, OR INTEREST ON, THE NOTE AND OTHER SUMS REQUIRED TO BE PAID BY MORTGAGOR PURSUANT TO ANY

PROVISIONS OF THE NOTE OR THIS MORTGAGE, OR OF ANY OTHER NATURE IN AID OF THE ENFORCEMENT OF THE NOTE, OR OF THIS MORTGAGE, MORTGAGOR AND MORTGAGEE (BY ITS ACCEPTANCE HEREOF) EACH WAIVES TRIAL BY JURY AND WILL ENTER ITS VOLUNTARY APPEARANCE IN SUCH ACTION, SUIT OR PROCEEDING.

Section 6.17Non-exclusive Remedies. No remedy conferred upon or reserved to Mortgagee herein is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given thereunder or now or hereafter existing at law or in equity or by statute. No delay or omission of Mortgagee to exercise any right or power occurring upon any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof or an acquiescence therein; and every power and remedy given by this Mortgage to Mortgagee may be exercised from time to time and as often as may be deemed expedient by Mortgagee. Nothing in this Mortgage or in the Note shall affect the obligation of Mortgagor to pay the principal of, and interest on, the Note in the manner and at the time and place therein respectively expressed.

Section 6.18Treatment of Leases. Mortgagee may, at its option exercisable at any time, unilaterally subordinate (or cause to be subordinated) the lien of this Mortgage to the leasehold estate under any Lease. Except to the extent that the leasehold estate under a Lease is subordinate to this Mortgage and is terminated by its foreclosure, upon the issuance of any deed or deeds pursuant to a foreclosure of this Mortgage, all right, title and interest of Mortgagor in and to the Lease shall, by virtue of this instrument and such deed or deeds, thereupon vest in and become the absolute property of the grantee or grantees in such deed or deeds without any further act or assignment by Mortgagor. Mortgagor hereby irrevocably appoints Mortgagee as its agent and attorney-in-fact (which power of attorney is with full power of substitution and delegation and is coupled with an interest) to execute, acknowledge and deliver all instruments of assignment for further assurance in favor of such grantee or grantees in such deed or deeds as may be necessary or desirable for such purpose.

Section 6.19Assignment of Leases. The assignment of leases and rents contained in this Mortgage is intended to, and does, constitute an assignment of rents contemplated in Florida Statutes, Section 697.07. Upon the occurrence and during the continuance of any Event of Default, Mortgagee shall be entitled to the remedies provided in said Florida Statutes, Section 697.07, in addition to all other rights and remedies, whether procedural or substantive, in effect at the time of execution or enforcement of this Mortgage.

ARTICLE 7.

MORTGAGEE'S RIGHT TO PERFORM MORTGAGOR'S OBLIGATIONS

Section 7.1Mortgagee May Elect to Perform Defaulted Obligations. During the continuation of any Event of Default, Mortgagee (in Mortgagor's name or in Mortgagee's own name) may perform the agreements, covenants or obligations of Mortgagor under this Mortgage, or cause them to be performed for Mortgagor's account and at Mortgagor's expense, but shall have no obligation to perform any of them or cause them to be performed. Any and all expenses thus incurred or paid by Mortgagee shall be Mortgagor's obligations to Mortgagee due and payable within ten (10) days after demand, and each shall bear interest from the date of demand until the date Mortgagor repays it to Mortgagee, at the lesser of (a) the maximum interest rate allowed under Florida law , or (b) the Default Rate. Upon making any such payment or incurring any such expense, Mortgagee shall be fully and automatically subrogated to all of the rights of the person, corporation or body politic receiving such payment. Any amounts owing by Mortgagor to Mortgagee pursuant to this or any other provision of this Mortgage shall automatically and without notice be and become a part of the Debt and shall be secured by this and all other instruments securing the Debt. The amount and nature of any such expense and the time when it was paid shall be fully established by the affidavit of Mortgagee or any of Mortgagee's officers or agents or by the affidavit of any original, substitute or successor Mortgagee acting under this Mortgage. Without notice to Mortgagor or any other person or entity, the Default Rate shall automatically fluctuate upward and downward as and in any amount by which the rate of interest permitted by such applicable law and the rate of interest as provided for in the Note for interest on past due principal fluctuates.

Section 7.2Exercise of Rights is Not Waiver or Cure of Default. The exercise of the privileges granted to Mortgagee in this Article shall in no event be considered or constitute a cure of the default or a waiver of Mortgagee's right at any time after an Event of Default to declare the Debt to be at once due and payable, but is cumulative of such right and of all other rights given by this Mortgage, the Note and the other Loan Documents and of all rights given Mortgagee by law.

ARTICLE 8.

TAX AND INSURANCE DEPOSITS

Upon occurrence of any Event of Default, or if such proof is requested in writing by Mortgagee, Mortgagor fails to provide Mortgagee with proof of payment within thirty (30) days after the due date of any such taxes, Mortgagor agrees to deposit with Mortgagee in a Tax Escrow Account each month an amount equal to one-twelfth (1/12) of the aggregate of (i) the next succeeding premiums (or payments in respect of them, if premiums are financed) on all insurance policies which Mortgagor is required by or pursuant to this Mortgage to maintain on the Mortgaged Property, and (ii) the amount of the next succeeding annual tax payments, assessment installments, maintenance charges and other Impositions to become due and payable with respect to the Mortgaged Property, as reasonably estimated by Mortgagee, plus, with the first of such monthly deposits, an additional month's share (a twelfth) of such premiums, taxes and other Impositions for each month less than twelve remaining before the next payment thereof falls due. At least fifteen (15) days before the date on which any such insurance premium (or payment in respect of it, if premiums are financed) or any of the Impositions must be paid to avoid delinquency, Mortgagor agrees to deliver to Mortgagee (promptly after Mortgagee's request) a statement or statements showing the amount of the premium (or payment in respect of it, if premiums are financed) or Impositions required to be paid and the name and mailing address of the concern or authority to which it is payable and, at the same time, Mortgagor agrees to deposit with Mortgagee such amounts as will, when added to the amount of such deposits previously made and then remaining available for the purpose, be sufficient to pay when due such insurance obligations or Impositions. Mortgagee shall have the right to and will, if, as and when requested by Mortgagor to do so, apply all funds in the Tax Escrow Account in payment of such insurance obligations and Impositions. Once Mortgagee applies such funds in the Tax Escrow Account in payment of insurance obligations and Impositions, in the event that there are excess funds remaining in the Tax Escrow Account and provided there exists no Default at the time in question, such excess funds shall be applied to (and thus shall reduce) the payments required under this Article 8 during the following calendar year.

ARTICLE 9.

GENERAL AND MISCELLANEOUS PROVISIONS

Section 9.1Debt May be Changed without Affecting this Mortgage. Any of the Debt may be extended, rearranged, renewed, increased or otherwise changed in any way, and any part of the security described in this Mortgage or any other security for any part of the Debt may be waived or released without in any way altering or diminishing the force, effect or lien of this Mortgage, and the lien, assignment and security interest granted by this Mortgage shall continue as a prior lien, assignment and security interest on all of the Mortgaged Property not expressly so released, until the final termination and discharge of this Mortgage.

Section 9.2Security is Cumulative. No other security now existing or hereafter taken to secure any part of the Debt or the performance of any obligation or liability whatever shall in any manner affect or impair the security given by this Mortgage. All security for any part of the Debt and the performance of any obligation or liability shall be taken, considered and held as cumulative.

Section 9.3Usury Law. The Note and this Mortgage are subject to the express condition that at no time shall Mortgagor be obligated or required to pay interest or the principal balance due under the Note at a rate which could subject the Mortgagee to either civil or criminal liability as a result of being in excess of the maximum interest rate which Mortgagor is permitted by applicable law to contract or agree to pay. If by the terms of the Note or this Agreement, Mortgagor is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of such maximum rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder.

Section 9.4Mortgagor Waives All Stay, Extension, Appraisal and Redemption Rights. Mortgagor agrees that it will not at any time insist upon or plead or in any manner whatever claim or take the benefit or advantage of any stay or extension law now or at any time hereafter in force in any locality where the Mortgaged Property or any part thereof may or shall be situated, nor will Mortgagor claim, take or insist on any benefit or advantage from any law now or hereafter in force providing for the valuation or appraisal of the Mortgaged Property or any part thereof before any sale or sales thereof to be made pursuant to any provision of this Mortgage, or to decree of any court of competent jurisdiction, nor after any such sale or sales made pursuant to any provision of this Mortgage, or to decree of any court of competent jurisdiction, nor after any such sale or sales will Mortgagor claim or exercise any right conferred by any law now or at any time hereafter in force to redeem the property so sold or any part of it, and, to the extent not prohibited by applicable law, Mortgagor hereby WAIVES all benefit and advantage of any such law or laws and WAIVES the appraisal of the Mortgaged Property or any part of it and covenants that Mortgagor will not hinder, delay or impede the execution of any power in this Mortgage granted and delegated to the Mortgagee, but that Mortgagor will suffer and permit the execution of every such power as though no such law or laws had been made or enacted.

Section 9.5Intentionally Omitted.

Section 9.6 Due on Sale. Except as otherwise permitted in Section 10.3 hereof, it shall be an Event of Default if (a) any part of the Mortgaged Property or any interest either in the Mortgaged Property or in the beneficial equity ownership of the Mortgagor should be directly or indirectly transferred, conveyed or mortgaged, voluntarily or involuntarily, absolutely or as security.

Section 9.7Condemnation. If before final termination of this Mortgage, all or a portion of the Mortgaged Property is taken for public or quasi-public purposes, either through eminent domain or condemnation proceedings, by voluntary conveyance under threat of condemnation with Mortgagee's express written consent and joinder or otherwise, Mortgagor hereby agrees that any and all sums of money awarded or allowed as damages, payments in lieu of condemnation awards or otherwise to or for the account of the owner of the Mortgaged Property or any portion of it on account of such taking shall be paid and delivered to Mortgagee, and they are hereby assigned to Mortgagee, and shall be paid directly to Mortgagee. All proceeds of condemnation awards or proceeds of sale in lieu of condemnation with respect to the Mortgaged Property and all judgments, decrees and awards for injury or damage to the Mortgaged Property shall be applied, first, to reimburse Mortgagee for all costs and expenses, including reasonable attorneys' fees incurred in connection with collection of such proceeds and, second, the remainder of said proceeds shall be applied, as provided in the Loan Documents. Mortgagor agrees to execute such further assignments of all such proceeds, judgments, decrees and awards as Mortgagee may request.

Mortgagee is hereby authorized, in the name of Mortgagor, to execute and deliver valid acquittances for, and to appeal from, any such judgment, decree or award. Mortgagee shall not be, in any event or circumstances, liable or responsible for failure to collect, or exercise diligence in the collection of, any such proceeds, judgments, decrees or awards.

Section 9.8Mortgagee's Right to Obtain Appraisals. Mortgagee (by its officers, employees, directors or agents) may, at any time and from time to time, contract for the services of an appraiser approved by Mortgagee in its sole discretion to perform a written appraisal of the Mortgaged Property (or such parts of it as are designated in Mortgagee's request). Any such appraisal may be performed at any time or times upon reasonable prior notice to Mortgagor, as long as it does not unreasonably interfere with Mortgagor's or the tenants' use of the Mortgaged Property. Specifically, any such appraiser is authorized to enter upon, and Mortgagor shall allow such appraiser access to, the Mortgaged Property as may be necessary in the opinion of such appraiser to perform its professional services, subject to the rights of the tenants under their leases. Mortgagor will also furnish such appraiser such historical and operational information regarding the Mortgaged Property as may be reasonably requested by such appraiser to facilitate preparation of an appraisal and will make available for meetings on reasonable prior notice with such appraiser appropriate personnel having knowledge of such matters. Mortgagor will permit Mortgagee and its agents, independent contractors, representatives, employees and officers at all reasonable times and upon reasonable prior notice to go upon, examine, inspect and remain on the Mortgaged Property for any lawful purpose and will furnish to Mortgagee on request all pertinent information in regard to the development, operation, use and status of the Mortgaged Property. Mortgagor shall only be responsible for the payment of the cost of such appraisals to the extent provided in the Loan Documents.

Section 9.9Notices. All notices requests, reports or other communications (each, a “Notice”) required hereunder or under the Note or any Other Security Document shall be in writing and shall be deemed to have been properly given (i) upon delivery, if delivered in person, (ii) one (1) Business Day after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Mortgagor:	Riverbend Orlando Holdings III, LLC
204 West Newberry Road
Bloomfield, CT 06002
Attention: Anthony J. Galici

and

Griffin Industrial Realty, Inc.
641 Lexington Avenue, 26th Floor
New York, New York 10022
Attention: Mr. Michael Gamzon
President and Chief Executive Officer

and

Murtha Cullina LLP
280 Trumbull Street
12th Floor
Hartford, CT 06103
Attention: Thomas M. Daniells, Esquire

If to Mortgagee:	Webster Bank, National Association
185 Asylum Street, CityPlace II
Hartford, Connecticut 06103
Attention: James Lane, SVP

with copies by regular mail or such hand delivery or facsimile transmission to:

Hinckley Allen
20 Church Street
Hartford, CT 06103-1221
Attention: Jomarie T. Andrews, Esq.

Any such addressee may change its address and/or fax number for such notices to such other address in the United States as such addressee shall have specified by written notice given as set forth above. All periods of notice shall be measured from the deemed date of delivery.

In the case of any notice given to Mortgagor in connection with the Mortgage, the foregoing methods of giving notice shall not be exclusive, but instead any notice may be given to Mortgagor in any manner permitted or recognized by applicable law and the affidavit of any person having knowledge of the facts concerning the giving of any such notice shall be conclusive evidence of the fact of service of such notice.

Section 9.10Mortgagee and Mortgagor. The term "Mortgagee" as used in this Mortgage shall mean and include the Agent and its successors and assigns from time to time as agent under the Loan Documents and upon the appointment of any such successor agent other than the named Mortgagee, effective as of the time of such appointment, the term "Mortgagee" shall mean such successor agent. The term "Mortgagor, its successors and assigns" shall also include the heirs and legal representatives of each Mortgagor who is a natural person and the receivers, conservators, custodians and trustees of each Mortgagor, provided that except as permitted under the Loan Documents, Mortgagor may not assign or delegate any of its or his rights, interests or obligations under this Mortgage, the Note or any other Loan Document without Mortgagee's express prior written consent, and any attempted assignment or delegation without it shall be void or voidable at Mortgagee's election.

Section 9.11Article, Section and Exhibit References, Numbers and Headings. References in this Mortgage to Articles, Sections and Exhibits refer to Articles, Sections and Exhibits in and to this Mortgage unless otherwise specified. The Article and Section numbers, Exhibit designations and headings used in this Mortgage are included for convenience of reference only and shall not be considered in interpreting, applying or enforcing this Mortgage.

Section 9.12Exhibits Incorporated. All exhibits, annexes, appendices and schedules referred to any place in the text of this Mortgage are hereby incorporated into it at that place in the text, to the same effect as if set out there verbatim.

Section 9.13"Including" is Not Limiting. Wherever the term "including" or a similar term is used in this Mortgage, it shall be read as if it were written, "including by way of example only and without in any way limiting the generality of the clause or concept referred to."

Section 9.14Gender. The masculine and neuter pronouns used in this Mortgage each includes the masculine, feminine and neuter genders.

Section 9.15Severability. If any provision of this Mortgage is held to be illegal, invalid or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of this Mortgage shall not be affected thereby, and this Mortgage shall be liberally construed so as to carry out the intent of the parties to it. Each waiver in this Mortgage is subject to the overriding and controlling rule that it shall be effective only if and to the extent that (a) it is not prohibited by applicable law and (b) applicable law neither provides for nor allows any material sanctions to be imposed against Mortgagee for having bargained for and obtained it.

Section 9.16Any Unsecured Debt is Deemed Paid First. If any part of the Debt cannot lawfully be secured by this Mortgage, or if the lien, assignments and security interest granted pursuant to this Mortgage cannot be lawfully enforced to pay any part of the Debt, then and in either such event, at the option of Mortgagee, all payments on the Debt shall be deemed to have been first applied against that part of the Debt.

Section 9.17Noun, Pronoun and Verb Numbers. When this Mortgage is executed by more than one person, corporation, partnership, limited liability company, joint venture, trust or other legal entity, it shall be construed as though "Mortgagor" were written "Mortgagors" and as though the pronouns and verbs in their number were changed to correspond, and in such case, (a) each of Mortgagors shall be bound jointly and severally with one another to keep, observe and perform the covenants, agreements, obligations and liabilities imposed by this Mortgage upon the "Mortgagor", (b) a release of one or more Persons, corporations or other legal entities comprising

"Mortgagor" shall not in any way be deemed a release of any other Person, corporation or other legal entity comprising "Mortgagor" and (c) a separate action hereunder may be brought and prosecuted against one or more of the Persons, corporations or other legal entities comprising "Mortgagor" without limiting any liability of or impairing Mortgagee's right to proceed against any other Person, corporation or other legal entity comprising "Mortgagor".

Section 9.18Homestead Disclaimer. Mortgagor warrants and represents that at the time of execution and delivery of this Mortgage, no part of the Mortgaged Property forms any part of any property owned, used or claimed by Mortgagor or Mortgagor's spouse or children either as a residence or a business homestead, or as otherwise exempt from forced sale under any applicable law.

Section 9.19Payments Returned. Mortgagor agrees that, if at any time all or any part of any payment previously applied by Mortgagee to the Debt is or must be returned by Mortgagee, or is recovered from Mortgagee, for any reason (including the order of any bankruptcy court), this Mortgage shall automatically be reinstated to the same effect as if the prior application had not been made, and, in addition, Mortgagor hereby agrees to indemnify Mortgagee against, and to save and hold Mortgagee harmless from, any required return by Mortgagee, or recovery from Mortgagee, of any such payment because of its being deemed preferential or is otherwise refundable to Mortgagor (or its estate) under applicable bankruptcy, receivership or insolvency or similar laws, or for any other reason.

Section 9.20Amendments in Writing. This Mortgage shall not be changed orally but shall be changed only by agreement in writing signed by Mortgagor and Mortgagee. Any waiver or consent with respect to this Mortgage shall be effective only in the specific instance and for the specific purpose for which given.

Section 9.21Governing Law.  This Mortgage and the obligations arising hereunder shall be governed by and construed in accordance with the laws of the State of Connecticut and any applicable laws of the United States of America, except that at all times the provisions for the creation, perfection and enforcement of the liens and the security interests created pursuant to this Mortgage shall be governed by the laws of the State of Florida.

Section 9.22Consent to Jurisdiction. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF MORTGAGOR, MORTGAGEE, MORTGAGOR HEREBY CONSENTS AND AGREES THAT (EXCEPT AS OTHERWISE MANDATORILY REQUIRED BY APPLICABLE LAW IN ORDER TO ENFORCE MORTGAGEE'S RIGHTS UNDER THIS MORTGAGE) THE STATE COURTS OF THE COUNTY WHERE THE REAL PROPERTY IS LOCATED OR THE SUPERIOR COURT OF HARTFORD COUNTY, CONNECTICUT, OR AT MORTGAGOR'S OR MORTGAGEE'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE DISTRICT WHERE THE REAL PROPERTY IS LOCATED OR FOR

THE DISTRICT OF CONNECTICUT, SHALL HAVE NON-EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN MORTGAGOR AND MORTGAGEE PERTAINING TO THIS MORTGAGE OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED THERETO. MORTGAGOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, MORTGAGOR HEREBY WAIVES ANY OBJECTION WHICH MORTGAGOR MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. NOTHING IN THIS MORTGAGE SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF MORTGAGEE TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY MORTGAGEE OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION TO ENFORCE THIS MORTGAGE OR ANY SUCH JUDGMENT IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

Section 9.23Waiver. Mortgagor hereby waives and relinquishes unto, and in favor of, Mortgagee, all benefit under all laws, now in effect or hereafter passed, to relieve Mortgagor in any manner from the obligations assumed and the obligations for which this Mortgage is security or to reduce the amount of said obligations to any greater extent than the amount actually paid for the Mortgaged Property, in any judicial proceedings upon said obligations, or upon this Mortgage.

Section 9.24Waiver of Right of Offset. No portion of the Debt secured by this Mortgage shall be or be deemed to be offset or compensated by all or any part of any claim, cause of action, counterclaim, or crossclaim, whether liquidated or unliquidated, which Mortgagor may have or claim to have against Mortgagee.

Section 9.25No Agricultural Property. Mortgagor represents and warrants to Mortgagee that none of the Mortgaged Property is or will be "agricultural property" or "agricultural personal property" as those terms may be defined under applicable law.

Section 9.26Recording Fees and Mortgage Taxes. Except where otherwise prohibited by law, Mortgagor will pay all filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment, and subsequent release of this Mortgage and the Note, or any mortgage supplemental hereto, and any instrument of further assurance provided for in the Loan Documents; and Mortgagor will pay all federal, state, county and municipal, taxes, duties, imposts, assessments and charges arising out of or in connection with the same. Mortgagor shall hold harmless and indemnify Agent, and their successors and assigns against any liability incurred by reason of the imposition of any tax on the making and recording of this Mortgage.

Section 9.27Modification. This Mortgage and all of the other Loan Documents are subject to modification. To the extent permitted by law, this Mortgage secures all modifications from the date upon which this Mortgage was originally recorded, including future loans and extensions of credit and changes in the interest rate, due date, amount or other terms and conditions of any of the Debt. This Mortgage may be modified from time to time without affecting the priority of the lien created hereby.

Section 9.28Judicial Foreclosure. It shall be lawful for Mortgagor, at its election, upon the occurrence of an Event of Default, to commence an action for the foreclosure of this Mortgage and to proceed thereon to judgment and execution for the recovery of all sums payable by Mortgagor pursuant to the terms of this Mortgage without further stay, any law, usage or custom to the contrary notwithstanding.

Section 9.29Rights with Respect to Junior Encumbrances. To the extent permitted by law, any person or entity purporting to have or take a junior deed of trust, mortgage or other lien upon the Mortgaged Property or any interest therein shall be subject to the rights of Mortgagee to amend, modify, increase, vary, alter or supplement this Mortgage, the Note and any of the other Loan Documents and to extend the maturity date of the Debt secured hereby and to increase the amount of the Debt secured hereby and to waive or forbear the exercise of any of their rights and remedies hereunder or under any of the other Loan Documents and to release any collateral or security for the Debt secured hereby, in each and every case without obtaining the consent of the holder of any such junior lien and without the lien or security interest of this Mortgage losing its priority over the rights of any such junior lien.

Section 9.30No Credit for Taxes. Mortgagor will not claim or demand or be entitled to receive any credit or credits on the principal portion of the Debt, or on the interest payable thereon, for so much of the taxes assessed against the Mortgaged Property as is equal to the tax rate applied to the principal indebtedness due on this Mortgage or any part thereof, and no deduction shall be made or claimed from the taxable value of the Mortgaged Property by reason of this Mortgage.

Section 9.31Final Agreement. This Mortgage is subject to the other Loan Documents (to which reference is hereby made) which together represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

Section 9.32After-Acquired Property. To the extent permitted by law, all property acquired by Mortgagor after the date of this Mortgage which by the terms of this Mortgage shall be subject to the lien and the security interest created hereby (including, without limitation any additional land or other real property located in the County where the Real Property is located which may at any time hereafter be acquired by Mortgagor), shall immediately upon the acquisition thereof by Mortgagor and without further conveyance, mortgage or assignment become subject to the liens and security interests created by this Mortgage. Nevertheless, Mortgagor shall execute, acknowledge, deliver and record or file, as appropriate, any and all such further deeds to secure debt, mortgages, security agreements, financing statements, assignments and assurances as Agent shall reasonably require for accomplishing the purposes of this Mortgage.

Section 9.33Intentionally Omitted.

ARTICLE 10

SPECIAL PROVISIONS

Section 10.1Intentionally omitted.

Section 10.2Exculpation of National Safe Harbor Exchanges, Inc. National Safe Harbor Exchanges, Inc., a California corporation (“NSHE”), is acting as an exchange accommodation titleholder in connection with like-kind exchanges under IRC §1031 and Revenue Procedure 2000-37 for the benefit of Griffin Industrial Realty, Inc. (“the “Exchanger”) with respect to Mortgagor and its interest in the Mortgaged Property. NSHE is the sole member of Mortgagor. The general credit of NSHE is not obligated or available for the payment of the indebtedness created or secured by the Note, this Mortgage, any environmental indemnitees and any other Loan Documents executed by NSHE or Mortgagor in connection with the Loan. Notwithstanding any provisions of the Loan Documents to the contrary, except in the event of fraud or willful misconduct by NSHE, Mortgagee will not look to NSHE or its directors, officers, employees or shareholders (collectively, the “NSHE Parties”) with respect to the indebtedness evidenced by the Loan Documents or any covenant, stipulation, promise, indemnity, agreement or obligation contained therein. In enforcing its rights and remedies hereunder and/or any of the other Loan Documents, the Mortgagee will look solely to any and all of the Mortgaged Property, Mortgagor, the Exchanger and Guarantor for the payment of the indebtedness secured by the Loan Documents and for the performance of the provisions thereof. The Mortgagee will not seek a deficiency or other money judgment against NSHE or NSHE Parties and will not institute any separate action against NSHE or NSHE Parties by reason of any default that may occur in the performance of any of the terms and conditions of the Loan Documents between Mortgagor and Mortgagee. This agreement on the part of Mortgagee shall not be construed in any way so as (1) to affect or impair the lien of this Mortgage or any other Loan Document or Mortgagee’s right to foreclose as provided by law, or (2) to limit or restrict any of the rights or remedies of Mortgagee in any foreclosure proceedings or other action to enforce payment of the indebtedness secured by this Mortgage.

Section 10.3Permitted Transfer. Mortgagee shall allow NSHE to transfer the Mortgaged Property to Exchanger pursuant to the Qualified Exchange Accommodation Agreement between said parties. These transfer shall not constitute an event that would permit Mortgagee to declare the Loan immediately due and payable, nor shall such transfer subject NSHE to payment of any Mortgagee transfer fee. Upon such permitted transfer, NSHE shall be released from any and all liability. Mortgagee consents to the transfer of the Mortgaged Property either by (1) deed from the Mortgagor to the Exchanger or (2) NSHE’s assignment to the Exchanger of the sole membership interests in the Mortgagor. Mortgagor shall notify Mortgagee as to the timing of such transfer, which shall occur no later than the six (6) month deadline for conclusion of Mortgagor’s tax deferred exchange and shall provide copies of all documents to Mortgagee. If title is to be transferred by deed to any parties other than Mortgagor, Mortgagor will cause the parties taking title to assume all obligations under the Loan. Mortgagor shall also provide updated W-9 forms, beneficial ownership forms and any other documents reasonably required by Mortgagee documenting the revised ownership of Mortgagor at the time of any such transfer.

[Mortgagor's Signature on Following Page]

IN WITNESS WHEREOF, Mortgagor has duly executed and delivered this Mortgage as a sealed instrument as of the day and year first above written.

WITNESS:	MORTGAGOR:
Riverbend Orlando Holdings III, LLC,
a Florida limited liability company

/s/ Frank J. Saccomandi, III	By:	Griffin Industrial, LLC, a
Print Name: Frank J. Saccomandi, III		Connecticut limited liability company,
its Manager

/s/ Sheryl A. Sylvester	By:	/s/ Anthony Galici
Print Name: Sheryl A. Sylvester		Name: Anthony J. Galici
Title: Vice President

STATE OF CONNECTICUT	)
	)	ss:	Hartford
COUNTY OF HARTFORD	)

The foregoing instrument was acknowledged before me, by means of [X] physical presence or [ ] online notarization, the undersigned Notary Public, in the City/County and State aforesaid, this 30th day of June, 2020, by Anthony J. Galici, in his capacity as Vice President of Griffin Industrial, LLC, the Manager, and on behalf of, Riverbend Orlando Holdings III, LLC, a Florida limited liability company, who is [X] personally known to me, or [ ] has produced ______________ as identification and proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same as his free act and deed as such Officer, and that by his signature on the instrument the entity upon behalf of which the person acted, executed the instrument as its free act and deed.

/s/ Sheryl A. Sylvester
Notary Public / ~~Commissioner of Superior Court~~
My Commission Expires: Jan. 31, 2023

Exhibit A

Legal Description

Lots 76 and 77, 33rd Street Industrial Park, Unit Two, according to the plat thereof as recorded in Plat Book 5, Page 14, Public Records of Orange County, Florida.